SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 15, 2006 (November 14, 2006)

CHEMBIO DIAGNOSTICS, INC.
(Exact name of registrant as specified in its charter)

Nevada	0-30379	88-0425691
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification Number)
3661 Horseblock Road
Medford, NY 11763
(Address of principal executive offices)
631-924-1135
(Registrant’s Telephone Number)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02. Results of Operations and Financial Condition

To the extent applicable, the information disclosed under Item 7.01 is incorporated herein by reference.

ITEM 3.02. Unregistered Sales of Equity Securities

On October 31, 2006, Chembio Diagnostics, Inc, (the “Company”) issued to Investor Relations Group, Inc., in payment for consulting services, warrants to purchase 8,334 shares, of the Company’s Common Stock having an exercise price of $0.70 per share and 8,334 shares of the Company’s Common Stock. The warrants are exercisable immediately and expire five years from the date of issue. The Company relied on Section 4(2) of the Securities Act of 1933 as the basis for its exemption from registration of this issuance. The sole investor in the issuance was an accredited investor.

On November 15, 2006, the Company issued 144,047 shares of common stock as payment of dividends on the Company’s series A preferred stock. No cash was exchanged in this issuance. The Company relied on Section 4(2) of the Securities Act of 1933 as the basis for its exemption from registration of this issuance. The investors in the issuance were accredited investors of the Company.

No commissions or underwriting fees were paid in either of the foregoing issuances.

ITEM 7.01. Regulation FD Disclosures.

On November 14, 2006, the Company issued the press release titled “Chembio Diagnostics Announces Third Quarter Results” included herein as Exhibit 99.1.

On November 14, 2006, the Company issued the press release titled “CORRECTING and REPLACING Chembio Diagnostics Announces Third Quarter Results” included herein as Exhibit 99.2.

ITEM 9.01. Financial Statements and Exhibits

Exhibits.

99.1	Press Release titled “Chembio Diagnostics Announces Third Quarter Results” issued November 14, 2006.
99.2	Press Release titled “CORRECTING and REPLACING Chembio Diagnostics Announces Third Quarter Results” issued November 14, 2006.

In accordance with General Instruction B.2 of Form 8-K, the information disclosed in Items 2.02 and 7.01 of, and Exhibits 99.1 and 99.2 attached to, this Current Report on Form 8-K shall not be deemed “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing. This Current Report on Form 8-K does not constitute a determination of whether any information included herein is material.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: November 15, 2006    Chembio Diagnostics, Inc.

By:    /s/ Lawrence A. Siebert
Lawrence A. Siebert
Chief Executive Officer